Exhibit 1

                        STOCK PURCHASE AGREEMENT

   THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 15 day of January, 2002 by and among ND Holdings, Inc., a North Dakota corporation (the "Buyer"), Capital Financial Services, Inc., a Wisconsin corporation (the "Company"), and Geoffrey Legler ("Legler") and Charles G. Hartman ("Hartman"), individuals residing in the state of Wisconsin (jointly and severally referred to as the "Shareholder"), who are, respectively, the sole shareholder and sole option holder of the Company.

                          W I T N E S S E T H:

   WHEREAS, Shareholder owns all of the issued and outstanding shares of common stock of the Company as well as all options to purchase shares of common stock of the Company and Shareholder desires to sell and convey to Buyer, and Buyer desires to purchase from Shareholder, all of the outstanding common stock of the Company and all options to purchase shares of common stock of the Company;

   NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:

                                  ARTICLE I.
                                      PURCHASE AND SALE
1.1   Purchase of Stock
     (a) On the Closing Date (as defined in Article VII), Buyer agrees to purchase from Shareholder, and Shareholder agrees to sell to Buyer, all of the issued and outstanding shares of common stock of the Company and all options to purchase shares of common stock of the Company (collectively, the "Company Shares") for a total consideration as follows:

           (1) payment of $1,140,000 in cash or other immediately available funds at Closing;

           (2) a convertible debenture, that is senior to all Buyer debentures and notes with the exception of bank loans and bank lines of credit, with a term of three years in the form of EXHIBIT A hereto (the "Debenture") issued to the Shareholder on the one year anniversary of the Closing Date in the principal amount of $250,000, which principal amount shall be subject to adjustment as provided herein and in paragraph 1.3. The Debenture shall carry an interest rate of 4% per annum, payable semiannually. Following issuance, the Debenture shall be convertible, in whole or in part, at Shareholder's option
                                   1

                 to no par common stock of Buyer (the "Debenture Shares") at the rate of one share of no par common stock for each one dollar ($1.00) of principal amount converted;

           (3) the issuance of 750,000 shares of no par value common stock of Buyer (the "Installment Shares") in three installments; the first installment of 250,000 shares at Closing, the second installment of 250,000 shares on the one year anniversary of the Closing Date, and the third installment of 250,000 shares on the two year anniversary of the Closing Date. Shareholder will have a put right in the form of EXHIBIT B hereto (the "Put"), whereby the Shareholder may put the Installment Shares back to Buyer at the rate of up to 250,000 shares per year for three consecutive years at a price of $1.00 per share. Shareholder also may sell, transfer, or assign the Put. Shareholder may exercise the Put at any time within the ninety
                (90) day period following the first, second, and third annual anniversaries of the Closing Date (the "Redemption Periods") by giving Buyer notice of Shareholder's intent to exercise the put at least thirty days prior to the beginning of a Redemption Period and a notice of exercise prior to the end of the Redemption Period. The put rights granted hereby are nonaccumlutive, and each installment will expire if not exercised during the scheduled Redemption Period; and

           (4) the issuance of 250,000 options to purchase no par common stock of Buyer in the form of EXHIBIT C hereto, at an option strike price of $1.00 per share, each option allowing each holder of such option to purchase one share of no par common stock (the "Option Shares"). Said options shall be issued in the amounts and to those persons identified in EXHIBIT C hereto and shall expire on the tenth anniversary of the Closing Date.

     (b) The cash consideration described in Section 1.1(a)(1) shall be paid one-half to each of Hartman and Legler by separate cash, wire transfer, or other immediately available funds. The Debenture shall be issued as two separate, equal debentures, each having the same rights as the other. The Installment Shares shall be issued one-half to each Hartman and Legler by individually titled certificates, and the Put shall apply to them severally. The stock options described in Section 1.1(a)(4) shall be issued individually to the persons described in EXHIBIT C hereto. Any other amounts due to Shareholder hereunder shall be issued separately, one-half to each of Hartman and Legler.

     (c) All of the Debenture Shares, Installment Shares, and Option Shares (collectively, the "Buyer Shares"), options to purchase any Buyer
                                  2

           Shares, and the Debenture shall be unregistered shares issued to Shareholder by Buyer in a private transaction, exempt from federal Securities and Exchange Commission ("SEC") or any state securities commission registration. Any certificates for the Buyer Shares shall contain standard language describing restrictions on transfer. Buyer Shares issued to Shareholder shall have the same rights and privileges of all other common shares issued by Buyer. Shareholder shall have "piggyback" registration rights for the Buyer Shares in the event that Buyer registers its common stock for sale to the public. In the event of such piggyback registration, Shareholder shall pay the additional cost, if any, of preparation and filing of the registration statement created by such piggyback registration of Shareholder's Buyer Shares and shall provide such information, disclosures and warranties as may be reasonably required by registration counsel to Buyer.

1.2   Assets and Liabilities at Closing.

     (a)   All of the inventory and other assets of the Company listed on
           SCHEDULE 2.11 and all of the material contracts, including mutual funds and variable annuity distribution contracts, listed on
           SCHEDULE 2.9 shall remain assets of the Company as of the Closing Date.

     (b) Upon Closing, the Company shall immediately notify all mutual fund and variable annuity vendors to change the address of the Company to "care of" Buyer.

     (c) Except as noted in the next sentence, no assets, tangible or intangible of the Company shall be distributed, withdrawn, transferred or assigned prior to Closing. It is agreed that all of the following cash assets that will remain in the Company as of the Closing Date: $40,000 deposit or account for the benefit of NSCC; $35,000 clearing deposit with RBC Dain Rauscher; and a $25,000 receivable from CNA due in February 2002. None of the cash assets described in this Section 1.2(c) which shall remain assets of the Company as of the Closing Date shall be subject to offset, creditor claim or registered representative commissions.

1.3 Adjustment of Debenture Principal. The principal amount of the Debenture may be reduced or increased, in accordance with this paragraph 1.3, to reflect undisclosed or unknown liabilities, loss of producing broker revenue base, recovery from third parties, and the costs of such recovery.

     (a) The principal amount of the Debenture will be reduced to the extent of any liabilities, arbitration claims or civil litigation, including reasonable legal fees, penalties, fees, other payments or costs, required to be paid by Buyer or the Company as a result of liabilities of the Company occurring or arising prior to the
           Closing Date and are not disclosed herein on SCHEDULE 1.2(d), but which are discovered within twelve months following the Closing Date and the amount of which is determined within twelve months following the discovery of such liability (the "Undisclosed Liabilities").
           The principal amount of the Debenture will also be reduced in an amount equal to 12% of all gross commissions and fees that are
                                   3

           payable to the Company for the prior twelve month period and which were generated by each registered representative or agent listed on
           SCHEDULE 4.1(b)(1) who is employed by or associated with the Company on January 1, 2002, and voluntarily terminates or is terminated for violating NASD Regulation, Inc. or state securities commission regulation during the twelve month period following the Closing Date
          (the "Lost Production"). Lost Production shall not include lost revenue resulting from any registered representative or agent who terminates due to death, disability, retirement pursuant to a retirement agreement, Buyer's violation of any state or federal law or regulation, or Buyer's breach of this Agreement or any agreement with such registered representative or agent. The principal amount of the Debenture shall not be adjusted for any Lost Production until twelve months after the termination of the registered representative or agent for whom such an adjustment is required. The Undisclosed Liabilities and Lost Production, together with all other losses and damages, shall be collectively referred to herein as the "Losses."

     (b) Buyer will, for a period of one year after the discovery of any Loss, seek recovery from all reasonable sources for the Losses, including but not limited to any applicable insurance policies
          (the "Third Party Recovery"). The principal amount of the Debenture will be increased by any Third Party Recovery, less the reasonable costs, including legal fees, incurred by Buyer in seeking such Third Party Recovery (the "Recovery Costs"). Any Recovery Costs incurred by Buyer shall not exceed the Third Party Recovery. In addition, subject to the reasonable approval of Buyer, Shareholder may recruit qualified registered representatives or agents to replace any Lost Production. Upon the second annual anniversary of the Closing Date, the principal amount of the Debenture shall be increased by an amount equal to 12% of trailing twelve month gross production of the registered representatives and agents recruited by Shareholder or, if a representative or agent has not been associated with the Company for a twelve month period, 12% of the annualized, actual gross production of such representative or agent. But the principal amount of the Debenture shall not exceed $250,000 as a result of the adjustments required pursuant to this paragraph 1.3(b).

     (c) At least 30 days prior to making any adjustment required under this paragraph 1.3, Buyer will give Shareholder written notice of adjustment (the "Notice of Adjustment") which describes in detail the reason for and the amount of the adjustment. Shareholder may dispute any such adjustment as provided for in sub. (f). Shareholder will be entitled to participate in the compromise, settlement, or defense of any Undisclosed Liability and, to the extent that it wishes, to assume the defense of such Undisclosed Liability with counsel reasonably satisfactory to the Buyer. After notice to the Buyer of its election to assume the defense of such Undisclosed Liability, the Debenture will not, as long as
                                    4

           Shareholder diligently conducts such defense, be subject to reduction under Section 1.3(a) or (b) with respect to the defense of such Undisclosed Liability. If the Shareholder assumes the defense of an Undisclosed Liability, Shareholder may compromise or settle such claim and Buyer will have no liability with respect to any compromise or settlement of such claim effected without its consent. If notice is given to Shareholder of any Undisclosed Liability and Shareholder does not, within thirty days after Buyer's notice is given, notify Buyer of its election to assume the defense of such Undisclosed Liability, Shareholder will be bound by any compromise or settlement effected by Buyer.

           Notwithstanding the foregoing, if Buyer determines in good faith that an Undisclosed Liability will result in less than $5,000 of monetary damages for which the Debenture is subject to reduction, Buyer may, by written notice to Shareholder, assume the exclusive right to defend, compromise, or settle such Undisclosed Liability.

     (d) The principal amount of the Debenture will not be reduced for any Losses until the aggregate amount of Losses exceeds $17,500, and Shareholder shall not be liable, by principal adjustment or otherwise, for Losses in excess of $250,000 collectively. Upon the anniversary of the Closing Date, Buyer shall issue to Shareholder the Debenture in the form described in paragraph 1.1(a)(2) in the principal amount of $250,000 less all Losses and Recovery Costs, plus all Third Party Recovery.

     (e) In the event that an adjustment of the principal amount of the Debenture is required under this paragraph 1.3 after the Debenture has been issued to Shareholder (whether or not the issued Debenture has been converted, in whole or in part, to Debenture Shares), the party requesting adjustment shall provide the other party with a Notice of Adjustment. Unless an Adjustment Resolution Procedure is commenced under sub. (f), Shareholder shall surrender the Debenture and certificates for any Debentures Shares to the Buyer within 10 days after receipt of the Notice of Adjustment. Thereupon, the Buyer shall promptly issue a replacement Debenture and/or new certificates for Debenture Shares reflecting the principal balance adjustment provided for in the Notice of Adjustment. Any adjustment under this paragraph 1.3 will be made, first by increasing or decreasing the principal amount of the Debenture (but to not less than $0), and then by issuing or canceling an appropriate number of Debenture Shares.

     (f) If either party hereto disputes an adjustment to be made pursuant to this paragraph 1.3, such dispute shall be submitted to an accounting firm which is mutually agreeable when and if needed for final resolution within 10 days of the issuance of the Debenture or a Notice of Adjustment giving rise to the dispute, (the "Adjustment Resolution Procedure"). Thereafter, both parties shall promptly submit to said accounting firm all materials relevant to the dispute. Said accounting firm shall render its decision within 20 days of the receipt thereof. Buyer and Shareholder shall share equally the fees of said accounting firm for the purpose of resolving the dispute.

(g) The Company will list on SCHEDULE  1.2(d) all liabilities and claims
                                  5

           against the Company, including intercompany accounts, of any amount or nature that will remain liabilities of the Company at the time of Closing.

1.4 Sublease. Shareholder or their affiliate will provide Buyer and/or the Company a sublease for space at One Landmark Place - 2901 West Beltline Highway, Madison, Wisconsin 53713.

1.5 Noncompete Agreement. Shareholder shall provide Buyer a noncompete agreement in the form attached hereto as EXHIBIT G (the "Noncompete Agreement").

                               ARTICLE II.

     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDER

(A)    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   The Company represents and warrants that all of the following representations and warranties with respect to the Company and its business and operations set forth in this Article II (A) are true and correct in all material respects on the date hereof and will be true and correct in all material respects at the time of the Closing.

2.1 Authorization. This Agreement has been duly executed and delivered by the Company, and it constitutes the valid and binding obligation of the Company, enforceable against it in accordance with the terms hereof.

2.2 Organization, Existence and Good Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin. Set forth on SCHEDULE 2.2 is a list of the states in which the Company is qualified or licensed to do business. True, complete and correct copies of (i) the Articles of Incorporation of the Company and (ii) the By-laws of the Company are attached hereto on
SCHEDULE 2.2 (collectively, the "Charter Documents").

2.3 Common Stock of the Company. The Company's authorized common stock consists of two thousand eight hundred (2800) shares of no par value common stock, of which two hundred fifty (250) shares are issued and outstanding, all of which are owned of record by Legler, and the only issued and outstanding option to purchase the Company Shares. All of the Company Shares have been validly issued and are fully paid and nonassessable and no holder thereof is entitled to any preemptive rights (except any statutory preemptive rights, which the Shareholder hereby waives). Other than the option held by Hartman, there are no outstanding conversion or exchange rights, subscriptions, options, warrants or other arrangements or commitments obligating the Company to issue any shares of common stock or other securities or to purchase, redeem or otherwise acquire any shares of common stock or other securities, or to pay any dividend or make any distribution in respect thereof. A copy of Shareholder's common stock certificate and a copy of Shareholder's option agreement and documentation are attached as Appendices hereto.
                                   6

2.4 Subsidiaries. The Company does not presently own, of record or beneficially, or control directly or indirectly, 80% or more of the (i) common stock, securities convertible into common stock or (ii) other equity or membership interest in any corporation, association or business entity nor is the Company, directly or indirectly, a participant in any joint venture or partnership.

2.5   Financial Statements.

     (a) The Company has previously furnished to Buyer the balance sheet of the Company as of September 30, 2001 and 2000 and the related statements of operations, shareholder equity and cash flows for the fiscal years 1999, 2000, and 2001, as audited by the Company's certified public accountants (collectively, the "Financial Statements"). The Financial Statements present fairly the financial position and results of operations of the Company as of the indicated dates and for the indicated periods and have been prepared in accordance with GAAP.

     (b) Except to the extent reflected in the September 30, 2001 balance sheet included in the Financial Statements or as disclosed on
           SCHEDULE 1.2(d), the Company has no liabilities or obligations required to be reflected in the Financial Statements (or the notes thereto) in accordance with GAAP other than liabilities incurred in the ordinary course of business, consistent with past practice, subsequent to September 30, 2001.

2.6 Permits and Intangibles. The Company holds all material licenses, franchises, permits and other governmental authorizations necessary to conduct its business as it is currently conducted (the "Material Permits").

2.7 Tax Matters. The Company has filed all income tax returns required to be filed by the Company and all returns, reports and forms of other Taxes (as defined below) required to be filed by the Company and has paid or provided for all Taxes shown to be due on such returns and all such returns are correct and complete in all material respects. No action or proceeding for the assessment or collection of any Taxes is pending against the Company and no notice of any claim for Taxes, whether pending or threatened, has been received. No deficiency, assessment or other formal claim for any Taxes has been asserted or made against the Company that has not been fully paid or finally settled. No issue has been formally raised by any taxing authority in connection with an audit or examination of any return of Taxes. No federal, state or foreign income tax returns of the Company have been examined, and there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for such Taxes for any period. All Taxes that the Company has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority. For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments including, without limitation, income, excise, property, withholding, sales and franchise taxes, imposed by the United States, or any state, county, local or foreign government or subdivision or agency thereof, and including any interest, penalties or additions attributable thereto.
                                    7

2.8   Assets and Properties.

     (a) Real Property. The Company does not own or hold any interest in real property.

     (b) Real Property Leases. The Company is not a party to any lease or sublease of real property. None of such leases is subject to any lien, pledge, security interest, claim, easement, limitation, restriction or encumbrance or any kind or nature whatsoever, or any agreement to give any of the foregoing. Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company, the Company has the right to quiet enjoyment of all property leased by it for the full term of each such lease or sublease or similar agreement (or any renewal option) relating thereto and such leased property is not subject to any failure to have the right to quiet enjoyment.

2.9 Contracts. Set forth on SCHEDULE 2.9 is a listing of all material contracts, agreements, arrangements and commitments (whether oral or written) to which the Company is a party or by which its assets or business are bound.

2.10 Trademarks. The Company does not own any registered trademarks, copyrights, or other intellectual property.

2.11 Inventory and Description of Assets. SCHEDULE 2.11 is a complete inventory and description of the assets of the Company, and the location thereof.

2.12 Consents. Except as set forth in SCHEDULE 2.12, no consent, approval, notice to, registration or filing with, authorization or order of, any court or governmental authority, under any contract or other agreement or commitment to which the Company or Shareholder is a party or by which its respective assets are bound, is required as a result of or in connection with the execution or delivery of this Agreement, and the other agreements and documents to be executed by the Company and Shareholder or the consummation by the Company and Shareholder of the transactions contemplated hereby.

2.13 Litigation and Related Matters. Set forth on SCHEDULE 2.13 is a list of all actions, suits, proceedings, investigations or grievances pending against the Company or, to the best knowledge of the Company and the Shareholder, threatened against the Company, the business or any property or rights of the Company, at law or in equity, before or by any arbitration board or panel, court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign ("Agencies"). None of the actions, suits, proceedings or investigations listed on SCHEDULE 2.13 either would, if adversely determined, (i) have a
                                   8

material adverse effect on the Company or (ii) affect the right or ability of the Company to carry on its business substantially as now conducted. The Company is not subject to any continuing court or Agency order, writ, injunction or decree applicable specifically to its business, operations or assets or its employees, nor is the Company in default with respect to any order, writ, injunction or decree of any court or Agency with respect to its assets, business, operations or employees. SCHEDULE 2.13 lists all actions, suits or proceedings filed by or against the Company since December 31, 1997. The Company has not during the last two (2) years been required to make any indemnification payment as a result of any actual or alleged act or omission of the Company or any person under its control.

2.14   Compliance with Laws.

     (a) The Company is in compliance with all applicable laws, regulations (including federal, state and local procurement regulations), orders, judgments and decrees except where the failure to so comply would not have a material adverse effect on the Company or its business.

     (b) Neither the execution, delivery nor performance of this Agreement by the Company nor the consummation of the transactions contemplated hereby will (i) violate any provision of the Charter Documents, or
          (ii) violate, in any material respect, any statute, rule, regulation, order or decree of any public body or authority by which the Company or its respective properties or assets are bound

2.15 Employees and Employee Benefit Plans. The names of all of the Company' employees and a list of all employment contracts are set forth in SCHEDULE
2.15.  The Company has no employee benefit plans.

     (a) The Company (i) is in compliance in all material respects with all applicable federal and state laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees;
          (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv)
          (other than routine payments to be made in the normal course of business and consistent with past practice) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees.

     (b) The Company is not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No employee of the Company is represented by any labor union or covered by any collective bargaining agreement and no campaign to establish such representation is in progress. There is no pending or threatened labor dispute involving the Company and any group of its employees nor has the Company experienced any labor interruptions over the past three years and the Company considers its relationship with its employees to be good.
                                   9

     (c) Except as provided in this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will (i) result in any payment
          (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer, employee or consultant of the Company under any employment agreement or otherwise or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

2.16 Officers and Directors. Set forth on SCHEDULE 2.16 is a list of the current officers and directors of the Company.

2.17 Bank Accounts and Powers of Attorney. SCHEDULE 2.17 sets forth each bank, savings institution and other financial institution with which the Company has an account or safe deposit box, letter of credit, line of credit or other financial agreement, arrangement or obligation and the names of all persons authorized to draw thereon or to have access thereto. Each person holding a power of attorney or similar grant of authority on behalf of the Company is identified on SCHEDULE 2.17. Except as disclosed on SCHEDULE 2.17,
(i) the Company has not given any revocable or irrevocable powers of attorney to any person, firm, corporation or organization relating to its business for any purpose whatsoever, and (ii) the Company has canceled any and all credit, debit, gas and other cards issued to or otherwise payable by the Company effective prior to the Closing and all amounts due thereunder have been fully paid and discharged. Additionally, SCHEDULE 2.17 identifies all agreements regarding custodial accounts or other custodial arrangements.

2.18 Insurance. SCHEDULE 2.18 lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and the Shareholder of the Company, including without limitation product liability insurance. There is no claim by the Company pending under any of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Shareholder has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

2.19   Interested Party Transactions.  Except as set forth on SCHEDULE 2.19 and except for any insurance wholesaling activities, no officer, director or owner of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has an interest), has, directly or indirectly, (i) an interest in any entity that furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) an interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract with the Company; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section.
                                  10

2.20 Regulatory Good Standings. The Company is a member in good standing with NASD Regulation, Inc. ("NASD"); Registered and in good standing with the United States Securities and Exchange Commission; and a member in good standing of SIPC. A complete copy of the Company's NASD membership agreement and restriction letter, current Form BD and all NASD Examinations and related documentation is attached hereto as SCHEDULE 2.20. A complete copy of the Company's registration with the SEC, and all SEC Examinations and related
documentation is attached as an Appendix hereto.   Proof of the Company's
current  SIPC membership is attached hereto as an Appendix hereto.

         (B)   REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

   The Shareholder represents and warrants that to the best of Shareholder's actual knowledge all of the following representations and warranties with respect to the Shareholder set forth in this Article II (B) are true and correct in all material respects on the date hereof and will be true and correct in all material respects at the time of the Closing.

2.21 Authorization. This Agreement has been duly executed and delivered by the Shareholder and constitutes the valid and binding obligation of each such party, enforceable against each such party in accordance with its terms.

2.22 The Shareholder owns of record and beneficially and has good and marketable title to the Company Shares, free and clear of any and all liens, mortgages, security interests, encumbrances, pledges, charges, adverse claims, options, buy-sell agreements, right of first refusal agreements, property settlement agreements, rights or restrictions of any character whatsoever other than standard state and federal securities law private offering legends
and restrictions (collectively, "Liens").   Legler has the right to vote the
issued and outstanding shares common stock of the Company on any matters as to which any shares of the Company common stock are entitled to be voted under the laws of the state of incorporation of the Company and the Company's Charter Documents, free of any right of any other person.

2.23 Neither the execution, delivery and performance of this Agreement by the Shareholder nor the consummation of the transactions contemplated hereby will violate, in any material respect, any statute, rule, regulation, order or decree of any public body or authority by which the Shareholder or its properties or assets are bound.

2.24 Absence of Claims Against the Company. The Shareholder does not have any claims against the Company other than as disclosed herein, including without limitation, final settlement of intercompany accounts and transactions consistent with past practices.

2.25 Disclosure. All schedules and exhibits furnished to Buyer pursuant hereto or in connection with this Agreement or the transactions contemplated hereby are and will be complete and accurate in all material respects. No representation or warranty by the Company contained in this Agreement, in the schedules attached hereto or in any certificate furnished or to be furnished by the Company to Buyer in connection herewith or pursuant hereto
                                 11

contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make any statement contained herein or therein not misleading. There is no fact known to the Company that has specific application to the Company (other than general economic or industry conditions) and that materially adversely affects or, as far as the Company can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or any schedule hereto.

2.26   Shareholder's Representation with respect to the Buyer Shares.

     (a) The Buyer Shares are being acquired by the Shareholder for the Shareholder's own account and not on behalf of any other person.

     (b) The Buyer Shares are being acquired for investment purposes and not for resale or distribution.

     (c)   The Shareholder has received a copy of the Corporation's Form
           10KSB for the year ended December 31, 2000 with exhibits and subsequent quarterly filings on form 10QSB (jointly and severally the "10KSB"). The Shareholder has read the 10KSB and has been afforded the opportunity to discuss the business of the Corporation with its management. As a result, the Shareholder is cognizant of the market aspects of the common shares, financial condition, capitalization, and proposed operations and financing of the Buyer and has been able to evaluate the merits and risks of the investment in the Buyer Shares. The Shareholder understands that an investment in the Buyer Shares is inherently one of high risk.

     (d) The management of the Buyer has furnished to the Shareholder's satisfaction any information requested in writing by the Shareholder and the Shareholder has made such independent investigation, research and analysis of the Company, its proposed business and prospects, as the Shareholder deems necessary.

     (e) The Shareholder represents that an investment in the Buyer Shares is a suitable investment for the Shareholder.

     (f) The Shareholder understands that the Buyer Shares have not been registered under the Securities Act of 1933 (the "Act") and are restricted securities within the meaning of Rule 144 of the General Rules and Regulations under the Act. The Shareholder consents to the placement of an appropriate restrictive legend or legends on any certificates evidencing shares of common stock. Each Buyer Share certificate shall contain a legend denoting restrictions on transfer.

     (g) The Shareholder understands and agrees that, by the Shareholder's execution of this Agreement, it is acknowledged and understood that the Buyer is relying upon the accuracy and completeness hereof complying with certain obligations under applicable securities laws.
                                  12

                                    ARTICLE III.
                REPRESENTATIONS AND WARRANTIES OF BUYER

   Buyer represents and warrants to the Company and Shareholder that all of the following representations and warranties with respect to Buyer are true and correct as of the date hereof, and will be true and correct in all material respects at the time of the Closing.

3.1 Organization and Authorization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of North Dakota with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Buyer has all requisite corporate power, capacity and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby. The execution and delivery of this Agreement and such other agreements and documents by Buyer and the consummation by Buyer of the transactions contemplated hereby, including issuance of the Buyers Shares, have been duly authorized by Buyer and no other corporate action on the part of Buyer is necessary to authorize the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and is the legal valid and binding obligation of Buyer, enforceable in accordance with its terms.

3.2 No Violations. The execution and delivery of this Agreement and the other agreements and documents contemplated hereby by Buyer and the consummation of the transactions contemplated hereby will not (a) violate any provision of the articles of incorporation or bylaws of Buyer (b) violate any statute, rule, regulation, order or decree of any public body or authority by which Buyer or its properties or assets are bound, or (c) result in a violation or breach of, or constitute a default under or result in the creation of any encumbrance upon, or create any rights of termination, cancellation or acceleration in any person with respect to any agreement, contract, indenture, mortgage or instrument to which Buyer is a party or any of its properties or assets is bound.

3.3 Consents. No consent, approval or other authorization of any governmental authority or third party is required as a result of or in connection with the execution and delivery of this Agreement and the other agreements and documents to be executed by Buyer or the consummation by Buyer of the transactions contemplated hereby except for required approval of the transfer of control of the Company as required by NASD Regulation, Inc. ("NASD") rules and transfer of location to Minot, North Dakota.

3.4 Financial Statements. Buyer has previously furnished to Shareholder the balance sheet of Buyer as of December 31, 2000 and the related statements of operations, shareholder's equity and cash flows for the three (3) fiscal years then ended, as audited by Buyer's certified public accountants (collectively, the "Buyer Financial Statements"). The Buyer Financial Statements present fairly the financial position and results of operations of Buyer as of the indicated dates and for the indicated periods and have been prepared in accordance with GAAP except as disclosed on SCHEDULE 3.4.
                                  13

3.5 Financing. Buyer has, and as of the Closing will have, sufficient funds to consummate the transactions contemplated hereby, including, without limitation, payment of the cash Consideration.

                              ARTICLE IV.
                             COVENANTS OF THE PARTIES

4.1 Course of Conduct by the Company. From the date hereof through and until the Closing Date, except as approved in writing by Buyer or as otherwise permitted or contemplated by this Agreement, the Company's business shall be conducted only in the ordinary course of business consistent with past practice, and the Shareholder shall cause the Company to comply with the following covenants:

     (a) Articles of Incorporation; Bylaws. The Company shall not make any material change to its Charter Documents.

     (b) Relations with Registered Representatives The Company will use commercially reasonable efforts to preserve its relationships with the registered representatives set forth in SCHEDULE 4.1(b)(1) (the "Representatives") and shall not materially change or modify or commit to materially change or modify any terms offered to the Representatives. Set forth in SCHEDULE 4.1(b)(2) is a list of all contracts with registered representatives.

     (c) Incurrence of Debt. The Company will not voluntarily incur or assume, whether directly or by way of guaranty or otherwise, any material obligation or liability, except obligations and liabilities incurred in the ordinary course of business, consistent with past practice.

     (d) Liens. The Company will not mortgage, pledge, encumber, create or allow any Liens not existing on the date hereof upon any of its properties or assets, tangible or intangible, except Liens created in the ordinary course of business, consistent with past practice.

     (e) Disposition of Assets. The Company will treat its assets consistent with Section 1.2(a), (c), and (e) hereof. The Company will not cancel or forgive any debts or claims except or in the ordinary course of business, consistent with past practice.

     (f) Material Transactions. The Company will not enter into any other agreement, course of action or transaction material to it, except in the ordinary course of business, consistent with past practice.

     (g)   Stock Issuance; Redemptions; Reorganizations.  The Company shall not
          (i) issue, grant or dispose of, or make any agreement, arrangement or commitment obligating the Company to issue, grant or dispose of any common shares or other securities of the Company, (ii) redeem
                                   14

           or acquire, or make any agreement, arrangement or commitment obligating the Company to redeem or acquire, any shares of common stock or other securities of the Company, or (iii) authorize or effect or make any agreement, arrangement or commitment obligating the Company to effect, any reorganization, recapitalization or split-up of such common stock of the Company.

     (h) NASD Matters. The Company and Shareholder shall take all reasonably necessary actions to comply with the rules and regulations adopted and enforced by the NASD, including without limitation, (i) obtaining the consent of the NASD to the transactions contemplated hereby, and (ii) filing a notice to Company's district field Supervisor at NASD of the request and notice, pursuant to Rule 1018 of the NASD Membership and Registration Rules for membership continuance and change of control.

4.2 Investigations. The Company shall provide Buyer and its representatives and agents such access to the books and records of the Company and furnish to Buyer such financial and operating data and other information with respect to the businesses and properties of the Company as it may reasonably request from time to time, and permit Buyer and its representatives and agents to make such inspections of the Company's real and personal properties as they may reasonably request. The Shareholder shall promptly arrange for Buyer and its representatives and agents to meet with such directors, officers, employees and agents of the Company as reasonably requested. From the date of this agreement through the Closing, Buyer will be permitted full access to all regulatory reports and data bases, financial reports, books and records of the Company, and full access to all employees, associated persons, registered representatives, customers, landlords and suppliers of the Company, in order to make a reasonable investigation of the Company's business affairs as such books and records relate to the Closing. Officers and agents of Buyer shall be permitted confidential access to the Company's registered representatives for discussions of each individual's securities business and anticipated loyalty to the Company after the Closing. Buyer will honor its nonsolicitation, confidentiality, and others promises set forth in the Confidentiality
Agreement by and between the parties hereto dated October 18, 2001 (the "Confidentiality Agreement").

4.3    Records Pertaining to the Company.

     (a) Turnover of Records. At the Closing, the Shareholder will deliver or cause to be delivered to the Company any and all records applicable to the Company (i) in the possession of the Shareholder, and (ii) of which the Company does not already have copies. All original agreements, documents, records, reports and files, including but not limited to customer files, related to the broker dealer business of the Company, shall be delivered to the Company by Shareholder.

     (b) Access to Records. Prior to closing the Shareholder shall allow Buyer and its representatives access to all business records and files of the Shareholder that pertain in part to the Company, during normal working hours at the principal place(s) of business
                                   15

           of the Shareholder, or at any location where such records are stored, and the Buyer shall have the right, at its own expense, to make copies of any such records and files.

     (c) Assistance with Records. From and after the Closing Date, Shareholder shall make Shareholder be available to Buyer, upon written request, to the extent reasonable to assist Buyer in locating and obtaining records and files maintained by Shareholder and for assistance or participation as is reasonably required by Buyer in anticipation of, or preparation for, any existing or future third party actions, tax or other matters in which the Company or any of its past, present or future Affiliates is involved and which relate to the business of the Company, including without limitation, assisting Buyer in the conversion of Company data from the Company's or Shareholder's computer systems to Buyer's computer systems.

     (d) Records Prior to Closing. Commencing on the effective date of this Agreement, Shareholder shall provide Buyer with all current records in electronic or other form appropriate for loading into Buyer's system and Buyer's personnel shall, at Buyer's cost and expense, be permitted to assist the Company in the servicing of its assets and accounts for purposes of familiarization and transition. Such records shall be held in strict confidence in accordance with the Confidentiality Agreement and shall be promptly returned to Shareholder or the Company in the event this Agreement is terminated prior to Closing for any reason.

     (e) Third Party Payments. Any payments or checks for the benefit of Company received by Shareholder after the Closing shall be immediately forwarded to the Company care of Buyer.

     (f) Audited Financial Statements. Shareholder shall provide to Buyer, at Shareholder's sole cost and expense, audited financial statements for the Company for the fiscal years ended September 30, 1999, 2000, and 2001, and other financial data and schedules, along with the related opinions prepared by the Company's independent auditors. Shareholder shall use reasonable efforts to assist Buyer in obtaining the consent of the Company's independent auditors for Buyer to include such financial statements in Buyer's regulatory filings.

4.4    Preparation and Filing of Tax Returns.

     (a) Shareholder shall prepare or cause to be prepared and file or cause to be filed all federal and state income and employer Tax returns for all taxable periods of the Company ending on or prior to the Closing Date. Such Tax returns shall be prepared on a basis consistent with past practice. Notwithstanding the provisions of paragraph 1.3, Shareholder shall be responsible for the payment of all taxes attributable to such periods and Tax returns. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax returns of the Company for taxable periods which begin before the Closing Date and end after the Closing Date. The Buyer shall be responsible for the payment of all amounts due on such Tax returns. Notwithstanding the provisions of paragraph 1.3, Shareholder shall pay Buyer within thirty (30) days after the date on which Taxes are paid, with respect to such periods, an amount equal to the portion of such Taxes which relates to the portion of such taxable period
                                 16

           ending on the Closing Date to the extent such Taxes are not reflected in the reserve for tax liability set forth on the Financial Statements and covered by cash left in the Company at closing for payment of such taxes. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with the prior practice of the Company. Shareholder and Buyer shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax returns pursuant to this Section.

     (b) The Shareholder shall have responsibility for the conduct of any audit of the Company for any taxable period ending on or prior to the Closing Date; provided, however, that in the event that the Shareholder receives notice of a claim from the IRS or any other taxing authority the Shareholder shall promptly, but in any event within five (5) business days, notify Buyer of such claim and of any action taken or proposed to be taken. In the event Buyer wishes to participate in such audit it may do so at its own cost and expense. Notwithstanding any indication in this Agreement to the contrary, the Shareholder shall not agree to an adjustment in a federal or state income tax audit, appeals procedure or judicial proceeding that will adversely impact the Company in tax periods after the Closing Date without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

     (c) All tax attributes of the Company as of the Closing Date computed on a separate company basis shall remain with the Company after the Closing.

     (d) Any Tax refunds, that are received by Buyer or Company, and any amounts credited against Tax to which Buyer or Company become entitled, that relate to tax periods or portions thereof ending on or before the Closing Date shall remain an assets of the Company after closing.
                                  17

     (e) Shareholder shall be responsible for payment of any and all personal income, sales, use or transaction taxes arising as a result of the transactions contemplated by this Agreement.

4.5 Existing Personal Service Contracts. No consulting contracts, employment contracts or other future or contingent liabilities or obligations of the Company not specifically approved by Buyer shall remain in force at closing. For a period of three years from Closing, Buyer will neither change any existing commission payout schedules with respect to associated registered representatives, assess any additional fee to such registered representatives for the conduct of their business, nor assess any fee to such registered representatives for the conduct of their business with the exception of any increases in fees which are typically passed through to the registered representatives. Additionally, at Closing Shareholder will sign a new commission agreement in the form of EXHIBIT D and a new consulting and recruiting agreement in the form of EXHIBIT E.

4.6 NASD Regulation, Inc. Issues. With respect to violations by the Company or Company associated persons of rules or regulations that may have occurred prior to closing, all fines, penalties, costs and sanctions will remain the sole responsibility of the Company up to closing, If the Company as a broker dealer shall be subject to sanction by NASD Regulation, Inc. during the one year period following closing for activities occurring prior to closing, but which are not disclosed as a liability herein, such sanctions will be considered indemnifiable losses subject to the terms of paragraph 1.3 hereof.

                               ARTICLE V.
                        CONDITIONS TO OBLIGATIONS OF BUYER

   The obligation of Buyer to purchase the Company Shares, and to cause the other transactions contemplated hereby to occur at the Closing, shall be subject to the satisfaction of each of the following conditions at or prior to the Closing:

5.1 Representations and Warranties. Each representation and warranty of the Company and the Shareholder contained in this Agreement and in any schedule or other disclosure in writing from the Company or the Shareholder shall be true and correct in all material respects (i) when made, and (ii) on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of the Closing Date.

5.2 Covenants of the Shareholder and the Company. All of the material terms, covenants, conditions and agreements herein on the part of the Shareholder and the Company to be complied with or performed on or before the Closing Date shall have been fully complied with and performed.

5.3 Certificate of The Company and The Shareholder. There shall be delivered to Buyer a certificate dated the Closing Date and signed by an officer of the Company and by the Shareholder as individuals to the effect set forth in Sections 5.1 and 5.2, which certificate shall have the effect
                                  18

of a representation and warranty made by the Company and the Shareholder on and as of the Closing Date.

5.4 Absence of Litigation. No inquiry, action, suit or proceeding shall have been asserted, threatened or instituted (i) in which it is sought to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof, (ii) which could, if adversely determined, have a material adverse effect on the Company or (iii) as a result of which, in the reasonable judgment of Buyer, Buyer would be deprived of the material benefits of the ownership of the Company Shares.

5.5 Consents and Approvals. All material authorizations, consents, approvals, waivers and releases, if any, necessary for the Shareholder and the Company to consummate the transactions contemplated hereby shall have been obtained and copies thereof shall be delivered to Buyer. NASD shall have been notified and consented to the transfer of control to Buyer and the relocation of Buyer's principal office to Minot, North Dakota under the jurisdiction of District 4 of NASD. The Continuing Membership Agreement for the Company shall be reasonably satisfactory to Buyer.

5.6 Certificates. The Company and the Shareholder shall have delivered to Buyer (i) certificates of the appropriate governmental authorities, dated as of a date not more than forty five (45) days prior to the date hereof, attesting to the existence and good standing of the Company in the State of Wisconsin; (ii) a copy, certified by the Department of Financial Institutions of the State of Wisconsin as of a date not more than forty five (45) days prior to the date hereof, of the Articles of Incorporation and all amendments thereto of the Company; (iii) a copy certified by the Secretary of the Company, dated the Closing Date, of the Bylaws of the Company; and (iv) certificates, dated the Closing Date, of the Secretary of the Company, relating to the incumbency and corporate proceedings in connection with the consummation of the transactions contemplated hereby.

5.7 Opinion of Counsel. Buyer shall have received an opinion of counsel to the Shareholder and the Company, dated the Closing Date substantially in the form of EXHIBIT F hereto (" Shareholder and Company Legal Opinion").

5.8 No Transfers to Affiliates. Except as otherwise expressly contemplated by this Agreement, the Company shall not have distributed or transferred any of its assets or properties, or made any payments, to or for the benefit of any of its affiliates.

5.9 Termination of Related Party Agreements. All existing agreements between the Company and the Shareholder and all existing bonus and incentive plans and arrangements of the Company shall have been canceled or terminated.

5.10 Stock Certificates. The Shareholder shall have tendered certificates representing the Company Shares, duly endorsed in blank or accompanied by appropriate stock powers, in proper form for transfer, with all transfer taxes paid.
                                 19

5.11 Resignations of Directors and Officers. Buyer shall have received the resignations of each of the directors and officers of the Company, effective as of the Closing.

5.12 Commission Agreement. Shareholder shall have executed and delivered a commission agreement with Buyer (the "Commission Agreement"), the form of which is attached hereto as EXHIBIT E.

5.13 Noncompete Agreement. Shareholder shall have executed and delivered to Buyer a noncompete agreement in the form attached hereto as EXHIBIT G (the "Noncompete Agreement").


                               ARTICLE VI.
                     CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDER
   The obligations of the Shareholder to sell the Company Shares and to cause the other transactions contemplated hereby to occur at the Closing shall be subject, except as the Shareholder may waive in writing, to the satisfaction of each of the following conditions at or prior to the Closing:

6.1 Representations and Warranties. Each representation and warranty of Buyer contained in this Agreement and in any schedule or other disclosure in writing from Buyer shall be true and correct in all material respects (i) when made, and (ii) on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of the Closing Date.

6.2 Covenants of Buyer. All of the material terms, covenants, conditions and agreements herein on the part of Buyer to be complied with or performed on or before the Closing Date shall have been fully complied with and performed.

6.3 Absence of Litigation. No inquiry, action, suit or proceeding shall have been asserted, threatened or instituted in which it is sought to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof.

6.4 Certificates. Buyer shall have delivered to the Shareholder (i) a certificate of the appropriate governmental authority, dated as of a date not more than forty five (45) days prior to the Closing Date, attesting to the existence and good standing of Buyer in the State of its incorporation; (ii) copies, certified by the Secretary of the State of its incorporation as of a date not more than forty five (45) days prior to the Closing Date, of the articles of incorporation and all amendments thereto of Buyer; (iii) copies, certified by the Secretary of Buyer, dated the Closing Date, of the bylaws of Buyer; and (iv) certificates, dated the Closing Date, of the Secretary of Buyer relating to the incumbency and corporate proceedings in connection with the consummation of the transactions contemplated hereby.
                                   20

6.5 Payment of Consideration. Buyer shall have delivered to Shareholder the consideration set forth in Section 7.3 to be delivered at Closing.

6.6 Certificate of Buyer. There shall be delivered to Shareholder a certificate dated as of the Closing Date and signed by an officer of Buyer to the effect set forth in Sections 6.1 and 6.2 which certificate shall have the effect of a representation and warranty made by Buyer on and as of the Closing Date.

6.7 NASD shall have granted consent to the transfer of control of the Company to Buyer and provided the Company with a Continuing Membership Agreement satisfactory to Buyer.

                            ARTICLE VII.
                                      CLOSING

7.1   Closing.  Unless this Agreement is first terminated as provided in
Section 8.1, and subject to the satisfaction or waiver of all the conditions set forth in Articles V and VI, the closing of the transactions contemplated hereby (the "Closing") shall take place at the principal offices of the Buyer at 1 North Main Street, Minot, North Dakota, or by telecopy with originals of all materials to follow upon the agreement of the parties, or such other place as is agreed to by Buyer and Shareholder, on the earlier January 18, 2002 or such other date as the parties may agree upon in writing (the "Closing Date"). Copies of Exhibits and Schedules as well as information requested by Schedules required by this Agreement must be provided at least seven days prior to the anticipated closing date.

7.2 Delivery of the Company Shares. At the Closing, Shareholder shall deliver or cause to be delivered to Buyer the stock certificate(s) and option documents evidencing all of the Company Shares owned by Shareholder, duly endorsed or accompanied by duly executed stock powers assigning the Company Shares (and options) to Buyer and otherwise in good form for transfer.

7.3 Payment of Consideration to Shareholder. At the Closing, Buyer shall deliver: 1) by wire transfer or other immediately available funds, to Shareholder, an amount equal to $1,140,000; 2) a certificate for 250,000 shares of no par value common stock of Buyer; and 3) an option agreement for 250,000 options to purchase no par common stock of Buyer at an option strike price of $1.00 per share, each option allowing Shareholder to purchase one share of no par common stock. The additional items of consideration will be issued in good faith post-Closing in accordance with the provisions of paragraph 1.1 hereof.

                           ARTICLE VIII.
                        TERMINATION PRIOR TO CLOSING
8.1   Termination.

     (a) This Agreement may be terminated and abandoned at any time prior to the Closing:
                                   21

           (1)   By the written mutual consent of Buyer and Shareholder;

           (2) By Buyer on the Closing Date if any of the conditions set forth in Article V shall not have been fulfilled on or prior to the Closing Date;

           (3) By Shareholder on the Closing Date if any of the conditions set forth in Article VI shall not have been fulfilled on or prior to the Closing Date;

   In the event of a termination pursuant to this Article VIII, each party shall bear its own costs and expenses incurred with respect to the transactions contemplated hereby. Neither party hereto shall be entitled to monetary damages pursuant to a termination in accordance with this Article VIII.

                        ARTICLE IX.
                             MISCELLANEOUS

9.1 Entire Agreement. This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof, and no party shall be liable or bound to the other in any manner by any representations or warranties not set forth herein.

9.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party hereto without the prior written consent of all other parties hereto.

9.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. Facsimile signatures may be substituted for originals.

9.4 Headings. The headings of the articles and sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

9.5 Construction. As used in this Agreement, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, section, paragraph or other subdivision.

9.6 Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and this Agreement may be modified or amended by a written instrument executed by Buyer, the Company and the Shareholder. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
                                   22

9.7 Schedules, etc. All exhibits and schedules annexed hereto are expressly made a part of this Agreement as though fully set forth herein.

9.8 Notices. All notices of communication required or permitted hereunder shall be in writing and may be given by (a) depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt request, (b) delivering the same in person to an officer or attorney of such party, or (c) telecopying the same with electronic confirmation of receipt to the addresses set forth below or to such other address or counsel as any party hereto shall specify pursuant to this Section from time to time.

           (1)   If to Buyer, addressed to it at:
                  1 North Main Street
                  Minot, North Dakota  58703
                  ATTENTION: Robert E. Walstad

           (2)   If to the Shareholder, addressed to:
                   Charles G. Hartman
                   One Landmark Place - Suite 307
                   2901 West Beltline Highway
                   Madison, Wisconsin  53713

                   Geoffrey Legler
                   One Landmark Place - Suite 307
                   2901 West Beltline Highway
                   Madison, Wisconsin  53713


9.9 GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH LAWS OF THE STATE OF NORTH DAKOTA. THE PARTIES HERETO EXPRESSLY CONSENT AND AGREE THAT ANY DISPUTE, CONTROVERSY, LEGAL
ACTION OR OTHER PROCEEDING THAT ARISES UNDER, RESULTS FROM, CONCERNS OR RELATES TO THIS AGREEMENT SHALL BE BROUGHT IN THE UNITED STATES DISTRICT COURTS FOR THE DISTRICT OF NORTH DAKOTA WITH VENUE IN FARGO, NORTH DAKOTA AND ACKNOWLEDGE THAT THEY WILL ACCEPT SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL OR
THE EQUIVALENT DIRECTED TO THEIR LAST KNOWN ADDRESS AS DETERMINED BY THE OTHER PARTY IN ACCORDANCE WITH THIS AGREEMENT OR BY WHATEVER OTHER MEANS ARE PERMITTED BY SUCH COURTS.

9.10 Termination of Representations and Warranties. All representations and warranties contained herein shall terminate at and as of the Closing.
                                   23

9.11 Expenses. Company and the Shareholder, on the one hand, and Buyer, on the other hand, shall be solely responsible for their respective costs and expenses incurred in connection with the transactions contemplated hereby.

9.12 Number and Gender of Words. Whenever the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

9.13 Further Assurances. From time to time after the Closing, at the request of any other party but at the expense of the requesting party, Buyer, Company or the Shareholder, as the case may be, will execute and deliver any such other instruments of conveyance, assignment and transfer, and take such other action as the other party may reasonably request in order to consummate or evidence the transactions contemplated hereby.

9.14 Brokers and Agents. Each party represents and warrants that it has employed no broker or agent in connection with this transaction and agrees to indemnify and hold harmless the other parties against all loss, cost, damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

9.15 Public Announcements. Buyer, the Company and Shareholder shall not issue or cause the publication of any press release or any other announcement (including without limitation announcements to the Company's employees, representatives, or agents) with respect to this Agreement or the transactions contemplated hereby without the consent of the others, except where such release or announcement is required by applicable law or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange or any other regulatory requirements.

9.16 Damages. Except as otherwise expressly set forth herein, the parties acknowledge that their sole remedy under this Agreement is to terminate this Agreement pursuant to Article VIII.
                                 24

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

BUYER:                              COMPANY:
ND HOLDINGS, INC.                   CAPITAL FINANCIAL SERVICES, INC.


By: /s/Richard Olson                By: /s/Geoffrey Legler
--------------------                --------------------------------
Title: President                    Title: President
--------------------                --------------------------------


SHAREHOLDER:

/s/Charles G. Hartman
----------------------
Charles G. Hartman, an Individual

/s/Geoffrey Legler
------------------
Geoffrey Legler, an Individual
                                 25


                      LIST OF SCHEDULES AND EXHIBITS

                                EXHIBITS:
EXHIBIT A   Form of Debenture Agreement
EXHIBIT B   Form of Put Agreement
EXHIBIT C   Form of Option Agreement
EXHIBIT D   Form of Commission Agreement - Shareholder
EXHIBIT E   Form of Consulting and Recruiting Agreement - Shareholder
EXHIBIT F   Form of Opinion of Shareholder's and Company's Counsel
EXHIBIT G   Form of Noncompete Agreement
EXHIBIT H   Form of Bill of Sale

                                SCHEDULES:
1.2(d)      Liabilities to Remain in Company
2.2         List of Jurisdictions Company qualified or licensed to do business
2.8(b)      Existing Leases
2.9         List of all Material Contracts
2.11        Inventory and Description of Assets
2.13        List of all Litigation
2.15        List of Employees
2.16        List of Directors and Officers
2.17        Bank Accounts, Credit Accounts, Powers of Attorney, Custodial
            Accounts
2.18        Insurance Policies and Bonds
2.19        Interested Party Transactions
4.1(b)(1)   List of Registered Representatives
4.1(b)(2)   List of Contracts with Registered Representatives



                    Appendix Certificates at Closing:

ARTICLE V

Seller's    Corporate Articles Certificate of Good Standing
Seller's    Certified Articles of Incorporation
Seller's    Secretary Certified Bylaws

Seller's    Closing Certificate
Company's   Closing Certificate

Seller's    Officer and Director Resignations
                                 26

ARTICLE VI

Buyer's     Corporate Articles Certificate of Good Standing
Buyer's     Certified Articles of Incorporation
Buyer's     Secretary Certified Bylaws
Buyer's     Minutes Authorizing Transaction

Buyer's     Closing Certificate


NASD Membership, Form BD and Examinations
SEC Registration and Documents
SIPC Documentation
                                 27


Exhibit A to Stock Purchase Agreement  - Form of Convertible Debenture
Instrument

      Date of Instrument January 15, 2003, Convertible Debenture No.

                           ND HOLDINGS, INC.
                    Senior Convertible Debenture

   ND Holdings, Inc., a North Dakota corporation organized and existing under the laws of the State of North Dakota (the "Corporation"), for value received, hereby promises to pay to Charles G Hartman
 .0 ("Investor") the principal sum of One Hundred Twenty-Five Thousand and no/ 100 ($125,000.00), [initial principal amount to be determined in accordance with the Stock Purchase Agreement dated 1/15/02] subject to reduction due to conversion as provided herein, plus all accrued and unpaid interest three years from the date hereof on January 15, 2006. Interest on the principal amount hereof shall accrue at the rate of four percent (4%) per annum (based on a three hundred sixty five (365) day year). In the event of any Default (as defined herein) interest shall accrue at the rate of twelve percent (12%) until such default is cured, at which time interest shall accrue at four percent (4%). All accrued and unpaid interest shall be payable on a semiannual basis beginning on July 15th, 2003 and thereafter on January
15th and July 15th of each year in which any portion of the principle of this Convertible Debenture remains outstanding. All payments hereunder will be applied first to interest and any remainder to reduction of principal. The principal amount of this Convertible Debenture shall be increased or decreased as provided in paragraph 1.3 of that certain Stock Purchase Agreement between the Corporation and the Investor, among others, dated January 15, 2002.

                              CONVERSION

From the date of this instrument set forth above until all amounts owing hereunder are paid in full, the Investor may, from time to time, convert all or any portion of this Convertible Debenture to no par common stock of the Corporation at the rate of one share for each one dollar of Convertible Debenture (1 share per $1.00 converted). The Investor may effectuate the conversion by delivering to the President of the Corporation (i) written notice of conversion (by certified mail return receipt requested), specifying the amount of this Convertible Debenture to be converted and the number of shares to be issued, and (ii) this Convertible Indenture. The Corporation shall immediately issue to the Investor the common shares specified in said notice. If less than the entire principal amount of this Convertible Debenture is converted, the Corporation shall also immediately issue to the Investor a replacement convertible debenture equal in principal amount to the unconverted portion of the Convertible Debenture surrendered and, otherwise, identical to this Convertible Indenture. Upon partial conversion, payment of accrued interest shall continue as provided herein, and if a full conversion occurs the entire accrued interest shall be paid through the conversion date.

The Corporation shall reserve out if its authorized but unissued common stock or its common stock held in treasury enough shares of common stock to permit the conversion of this Convertible Debenture. All shares of common stock which may be issued upon conversion of this Convertible Debenture shall be fully paid and non-assessable and shall have the same rights and privileges as all other common stock issued by the Corporation.

If the Corporation:

     (i) pays a dividend or other distribution with respect to its common stock in shares of any of its capital stock;

     (ii) subdivides its outstanding shares of common stock into a greater number of shares;

     (iii) combines its outstanding shares of common stock into a smaller number of shares, or

     (iv) issues any shares of its capital stock pursuant to a reorganization or recapitalization,

such that the number of its outstanding shares is increased by more than five percent (5%), then the conversion privilege and the conversion price in effect immediately prior to such action shall be adjusted so that the Investor may receive upon subsequent conversion the number of shares of common stock of the Company corresponding to the percentage of shares of common stock which would have been owned immediately following such action if the Investor had converted this Convertible Debenture immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or issuance. In addition, appropriate and equitable adjustments to the conversion price and privilege shall be made for any stock or cash dividend, stock split, recapitalization, reorganization, issuance or other change in the capital structure of the Corporation not covered by this paragraph. If the Corporation takes any action which would require an adjustment in the conversion price or privilege pursuant to this paragraph, or the Corporation adopts a plan of liquidation or dissolution, the Investor shall be given written notice thereof at least sixty (60) days prior to the record date for or the effective date of the transaction so that it may exercise its conversion right and may receive the rights, warrants, securities or assets which a holder of common stock on that date may receive.

                         UNREGISTERED SECURITY

This Convertible Debenture is being issued by the Corporation pursuant to exemptions from federal registration. No application to register this Convertible Debenture and no registration statement covering this Convertible Debenture or any underlying security of the Corporation with respect to this Convertible Debenture has been filed with the United States Securities and Exchange Commission (SEC). There is no market for this Convertible Debenture and there is no assurance a market will develop. The Corporation has no obligation to register this Convertible Debenture, the underlying common stock or any other security of the Corporation. Securities sold under exemption from registration cannot be resold without registration under the Securities Act of 1933 or an exemption thereof. However, the Investor shall be entitled to register some or all of the shares it receives hereunder in the event that the Corporation registers its common stock for sale to the public (the "Piggyback Registration"). In the event the Corporation anticipates filing a registration statement with the SEC relating to a public sale of its common stock, it shall give notice thereof to the Investor who shall, within 20 days, inform the Corporation in writing of its exercise of its Piggyback Registration Rights. Upon such exercise, Investor shall pay the additional cost, if any, of
                                   -2-

preparation and filing of the registration statement created by such Piggyback Registration of Investor's shares of common stock and shall provide such information, disclosures and warranties as may be reasonably required by registration counsel to Corporation.

                            GENERAL OBLIGATION

This Convertible Debenture is a general obligation of the Corporation which is not secured by any bond, mortgage, sinking fund, or any other security. Creditors of the Corporation holding mortgages or other security interests in specific Corporation properties will have priority over the holder of this Convertible Debenture in the event of the insolvency or liquidation of the Corporation. The holder of this Convertible Debenture is a general creditor of the Corporation, but will have priority over the Corporation's owners and all other holders debentures and notes of the Corporation. Notwithstanding the preceding sentence, this Convertible Debenture will be subordinated to current and future bank loans and lines of credit.

This Convertible Debenture is not guaranteed or insured by any agency of any state or the United States of America.

                                DEFAULT

   The Corporation hereby waives demand, presentment, dishonor and protest and any notices thereof as well as all other notices of any kind, except as explicitly set forth herein. Without notice, except as expressly provided herein, the following will be deemed to be events of Default, upon which Investor is entitled to acceleration of all principal and interest due in accordance with this Convertible Debenture:

     a. Default in the payment of principal or interest under this Convertible Debenture as and when the same becomes due and payable and the continuance of such default for a period of more than ten (10) days after notice as described in paragraph b below.

     b. Failure on the part of the Corporation to duly observe or perform any other of the covenants or agreements on the part of the Corporation contained in this Convertible Debenture and written notice of such failure, requiring the Corporation to remedy the same, has been delivered by certified mail return receipt requested to the Corporation, attention President, and the Corporation has refused or failed to remedy the same within thirty days of the receipt of such notice.

     c. The Corporation (i) becomes insolvent or takes or fails to take any action which constitutes an admission of its inability to pay its debts as they mature; or (ii) makes an assignment for the benefit of creditors, files a petition in bankruptcy, petitions or applies to a tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial part of its assets; or (iii) commences any proceeding under bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) has filed against it such petition or applications in which an order for relief is entered or which remains undismissed for a period of thirty (30) days or more; or (v) indicates its consent to, approval of, or acquiescence in any such petition, application, proceeding, order or appointment; or (vi) suffers any such custodianship, receivership or trusteeship to continue undischarged for thirty (30) days or more.
                                   -3-

                            FAILURE TO PAY

   If the Corporation Defaults as provided in the preceding section, Investor will be entitled and empowered to take such measures as may be available by law to enforce Investor's expectations under this Convertible Debenture, by judicial proceedings or otherwise. The Corporation acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Convertible Indenture and agrees that the obligations of it hereunder shall be specifically enforceable.

   No delay or omission by the Investor to exercise any right or remedy hereunder, whether on, before or after the happening of any breach or default, shall impair any such right or remedy or shall operate as a waiver thereof or as a waiver of any such breach or default. No single or partial exercise by the Investor of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy. The rights and remedies herein provided are cumulative and are not exclusive of any other rights or remedies provided by law or in equity.

                           GOVERNING LAW

   This instrument is to be construed under the laws of the State of North Dakota. Any legal proceeding with respect to this Convertible Debenture shall be brought in the U.S. District Court, District of North Dakota and venued in Fargo, North Dakota.

                             EXECUTION

Executed on January 15, 2002 at Minot, North Dakota.

                                          ND HOLDINGS, INC.


                                          By:  /s/Richard Olson
                                          Its President

   THIS CONVERTIBLE DEBENTURE IS ISSUED IN RELIANCE OF EXEMPTIONS FROM REGISTRATION PROVIDED BY PROVISIONS OF THE SECURITIES ACT OF 1933 PROVIDING EXEMPTIONS FOR NONPUBLIC SALES OF SECURITIES. SECURITIES SOLD UNDER EXEMPTION FROM REGISTRATION CANNOT BE RESOLD WITHOUT REGISTRATION UNDER
THE SECURITIES ACT OF 1933 OR AN EXEMPTION THEREOF.  THIS DEBENTURE HAS
NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND THEREFORE CANNOT
BE RESOLD UNLESS IT IS REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.
                                 -4-


Exhibit B to Stock Purchase Agreement - Form of Put Option Agreement

                          PUT OPTION AGREEMENT

   PUT OPTION AGREEMENT dated as of January 15, 2002, among ND Holdings, Inc., a North Dakota corporation ("NDHI") and ______________________ ("Put Holder").

   A. NDHI, Capital Financial Services, Inc., a Wisconsin corporation, and Geoffrey Legler and Charles G. Hartman are parties to that certain stock purchase agreement dated January 15, 2002 (the "Stock Purchase Agreement").
All terms used herein and not otherwise defined shall have the meaning assigned such terms in the Stock Purchase Agreement.

   B. Pursuant to the Stock Purchase Agreement NDHI shall issue to Put Holder a total of 375,000 shares of no par value common stock of NDHI (the "Installment Shares") in three installments; the first installment of 125,000 shares at Closing, the second installment of 125,000 shares on the one year anniversary of the Closing Date, and the third installment of 125,000 shares on the two year anniversary of the Closing Date.

   For the consideration set forth in the Stock Purchase Agreement, Put Holder and NDHI agree as follows:

1. Grant of Put Option. Subject to the terms hereof, NDHI hereby grants to Put Holder an irrevocable option to put to NDHI, and NDHI hereby irrevocably commits itself to buy from Put Holder, up to 375,000 shares of NDHI no par common stock at the purchase price of U.S. $1.00 per share (the "Option").

        Registration. The Option is being issued by NDHI pursuant to exemptions from registration provided by provisions of the Securities Act of 1933 providing exemptions for nonpublic sales of securities. Securities sold under exemption from registration cannot be resold without registration under the Securities Act of 1933 or an exemption thereof. The Issuer has no intention or obligation to register the Option.

2.   Exercise of Option. Put Holder may exercise the Option in whole or in part in accordance with the provisions of Section 1 above and this Section 2. Put Holder may exercise the Option at the rate of up to 125,000 shares per year for each of the three consecutive years following the Closing Date. Put Holder may exercise the Option at any time within the ninety (90) day period following the first, second, and third annual anniversaries of the Closing Date (the "Redemption Periods"). Put Holder may effectuate his right to exercise the Option by delivering to NDHI, at least thirty days prior to the beginning of a Redemption Period, written notice identifying (i) the Option, (ii) his intent to exercise the Option during a Redemption Period, and (iii) the number of Installment Shares Put Holder will put to NDHI (the "Notice of Intent").
Put Holder may then exercise the option by delivering to NDHI, by overnight mail prior to the end of the Redemption Period, (x) written notice of exercise and (y) certificates representing the number of Installment Shares identified in the Notice of Intent, duly assigned to the name of NDHI or its nominee, or evidence of Put Holder's direction to the holder of record of the Installment Shares identified in the Notice of Intent to cause a book entry to occur to transfer ownership of the Installment Shares so tendered to NDHI (the "Notice of Exercise"). Upon NDHI's receipt of a Notice of Exercise, NDHI shall pay to Put Holder no later than 2:00 p.m. on the 3rd business day following the Notice of Exercise (the "Payment Date") the purchase price for the Installment Shares identified in the Notice of Intent at the price per share specified in
Section 1, by wire transfer of immediately available funds in U.S. dollars to an account or accounts designated in writing by Put Holder. If Put Holder tenders to NDHI a certificate representing a greater number of Installment Shares than identified in the Notice of Intent, on the Payment Date NDHI shall issue to Put Holder a new certificate for that number of shares equal to the difference between the number of Installment Shares so tendered and the number of Installment Shares identified in the Notice of Intent. Put Holder, in his sole discretion, shall determine whether to exercise the Option. The put rights granted hereby are non-accumulative, and each installment will expire if not exercised during the scheduled Redemption Period.

3. Representations and Warranties of Put Holder. Put Holder hereby represents and warrants to NDHI as follows:

     a. Put Holder has the power and authority to enter into this Agreement. This Agreement, when executed and delivered by Put Holder, constitutes the legal, valid and binding obligation of Put Holder, enforceable against Put Holder in accordance with its terms, except as the enforceability thereof may be Limited by creditors' rights generally or by general principles of equity. No, consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, Put Holder in connection with the execution and delivery of this Agreement by Put Holder or the consummation by Put Holder of the transactions contemplated hereby. The execution and delivery of this Agreement by Put Holder, and the consummation of the transactions contemplated hereby by Put Holder, does not conflict with, or result in the breach of, any law or regulation of any governmental authority applicable to Put Holder or any material agreement to which Put Holder is a party.

     b. Any Installment Shares delivered to NDHI pursuant to exercise of the Option shall be free and clear of all liens, encumbrances and charges, other than those arising from acts of NDHI and its subsidiaries or affiliates. Put Holder shall convey to NDHI good and valid title to such Installment Shares tendered to NDHI pursuant hereto.

4. Representations and Warranties of NDHI. NDHI hereby represents and warrants to Put Holder as follows:

     a. Authority. NDHI has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by NDHI of this Agreement, and the consummation by NDHI of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of NDHI. This Agreement has been duly executed and delivered by NDHI and constitutes a valid and binding obligation of NDHI enforceable against NDHI in accordance with its terms except as the enforceability thereof may be limited by creditors' rights generally or by general principles of equity. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, NDHI or Put Holder in connection with the execution and delivery of this Agreement by NDHI or the consummation by NDHI of the transactions
                                   -2-

contemplated hereby. The execution and delivery of this Agreement by NDHI, and the consummation of the transactions contemplated hereby by NDHI, does not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to NDHI or any material agreement to which NDHI is a party.

      b. Securities Act. Any Installment Shares purchased by NDHI hereunder, will be acquired for investment only and not with a view to any public distribution thereof, and NDHI will not offer to sell or otherwise dispose of any Installment Shares so acquired by it in violation of the registration requirements of the United States Securities Act of 1933, as amended.

5. Assignment. Subject to the limitations of the Securities Act, Put Holder shall have the right to assign all or any portion of his rights, interests and/ or obligations under this Agreement, including the Option to any person, including to a lender as collateral security or to a lender or any other person or entity as an outright assignment, in his sole discretion, without the prior consent of NDHI. The Put Holder will give NDHI notice of any such assignment, but the failure to give such notice shall not affect the validity of any such assignment. Upon the request of the Put Holder, NDHI will acknowledge the validity of any such assignment for the benefit of any such assignee, however, failure by NDHI to provide such acknowledgment or the lack of any such acknowledgment by NDHI shall not affect the validity of any such assignment. Subject to the provisions of this Section 5, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns.

6.   GENERAL PROVISIONS.

     a. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable.

     b. Expenses. Whether or not the Option is exercised, all costs and expenses incurred in connection with the Option, this Put Option Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

     c. Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

     d. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested), to the parties at the addresses set forth below or at such other address as any party may from time to time furnish to the other party hereto in writing:


           (1)   if to NDHI, to:

                 ND Holdings, Inc.
                 1 North Main Street
                 Minot, ND 58703
                 Attention: President
                                  -3-


           (2)   if to Put Holder, to

                 -----------------------
                 -----------------------

Service of any such notice shall be deemed to be effected when received.

     e. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including' are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     f. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     g. Entire Agreement. This Agreement (i) constitutes the entire agreement of the parties hereto with respect to the subject matter specified herein and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     h. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of North Dakota (without regard to conflict of law principles).

     i. Partial Invalidity. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     j. Indemnification. NDHI and Put Holder each hereby indemnify and hold harmless the other from and against, and agrees to defend the other from and reimburse such other party for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorneys' fees and other reasonable legal costs and expenses) which such other party may at any time suffer or incur, or become subject to, as a result of or in connection with its failure to perform any of its covenants or agreements under this Put Option Agreement or any suit, action, or other proceeding brought by any person arising out of or in any way related to thereto.
                                   -4-

   IN WITNESS WHEREOF, NDHI and Put Holder have signed, or caused this Put Option Agreement to be signed, by officers thereunto duly authorized, all as of the date first written above.

ND Holdings, Inc.

By:
---------------------
Its President

Put Holder


------------------


------------------

   THIS PUT OPTION AGREEMENT IS ISSUED IN RELIANCE OF EXEMPTIONS FROM REGISTRATION PROVIDED BY PROVISIONS OF THE SECURITIES ACT OF 1933 PROVIDING EXEMPTIONS FOR NONPUBLIC SALES OF SECURITIES. SECURITIES SOLD UNDER EXEMPTION FROM REGISTRATION CANNOT BE RESOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR AN EXEMPTION THEREOF. THIS AGREEMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND THEREFORE CANNOT BE RESOLD UNLESS IT IS REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.
                                   -5-


Exhibit C Attachment

Pursuant to section 1.1(a)(4), options in the amount of 250,000 will be distributed as follows:

Jeffrey Larson 20,000 options
Mary Stracka 46,000 options
Charles Hartman 92,000 options
Geoffrey Legler 92,000 options




Exhibit D to Stock Purchase Agreement - Form of Stock Option Agreement

                        STOCK OPTION AGREEMENT

   STOCK OPTION AGREEMENT dated as of January 15 2002, among ND Holdings, Inc., a North Dakota corporation ("NDHI") and ______________________ ("Option Holder").

   A. NDHI, Capital Financial Services, Inc., a Wisconsin corporation, and Geoffrey Legler and Charles G. Hartman have entered into that certain stock purchase agreement dated January 15, 2002, (the "Stock Purchase Agreement"). All terms used herein and not otherwise defined shall have the meaning assigned such terms in the Stock Purchase Agreement; and

   B. Pursuant to Section 1.1(a)(4) of the Stock Purchase Agreement, NDHI is obligated to grant to the Shareholder or other designated persons 250,000 options to purchase common stock of NDHI in accordance with terms set forth therein;

NOW, THEREFORE, for the consideration set forth in the Stock Purchase Agreement and for other good and valuable consideration, the receipt and the sufficiency of which is hereby acknowledged, Option Holder and NDHI agree as follows:

1. Grant of Option. Subject to the terms hereof, NDHI hereby grants to Option Holder an option (the "Option") to purchase from NDHI, and NDHI hereby irrevocably commits itself to sell to Option Holder, up to _______ shares of NDHI no par common stock at the purchase price of U.S. $1.00 per each share (the "Option Shares"). The Option shall be fully vested as of the date hereof, and it shall expire on the tenth anniversary of the date hereof (the "Expiration Date").

2. Exercise of Option. Option Holder may exercise the Option, in whole or in part, by delivering, or his or her designee delivering, to NDHI written notice identifying (i) this Option, (ii) the number of Option Shares with respect to which it is being exercised, and (iii) the date on which Option Holder will purchase said number of Option Shares, which shall be at least thirty days after the delivery of said notice (the "Payment Date"). On the Payment Date,
(a) Option Holder shall pay to NDHI, no later than 2:00 p.m., the purchase price for the Option Shares as specified in Section 1, by wire transfer of immediately available funds in U.S. dollars to an account or accounts designated in writing by NDHI, and (b) NDHI shall deliver to Option Holder certificates representing the number of Option Shares purchased, in the name of Option Holder or his or her nominee.

3.   Adjustment for Change in Capital Stock.  If, prior to the Expiration Date,
NDHI:

     a. pays a dividend or other distribution with respect to its common stock in shares of any of its common stock;

     b. subdivides its outstanding shares of common stock into a greater number of shares;

     c. combines its outstanding shares of common stock into a smaller number of shares; or

     d. issues any shares of its capital stock pursuant to a reorganization or recapitalization,

such that the number of its outstanding shares is increased by more than five percent (5%), then the number of Option Shares which Option Holder is entitled to acquire pursuant to the Option immediately prior to such action shall be adjusted so that Option Holder may receive upon subsequent exercise of the Option the number of shares of common stock of NDHI corresponding to the percentage of shares of common stock which would have been owned immediately following such action if Option Holder had exercised the Option immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or issuance.

   In addition, appropriate and equitable adjustments to the number of shares Option Holder is entitled to acquire pursuant to the Option shall be made for any stock or cash dividend, stock split, recapitalization, reorganization, issuance, or other change in the capital structure of NDHI not otherwise covered by this Section 3.

   If NDHI takes any action described in this Section 3 which would require an adjustment in the number of shares Option Holder is entitled to acquire, or NDHI adopts a plan of liquidation or dissolution, NDHI shall give Option Holder written notice thereof at least sixty (60) days prior to the record date for or the effective date of the transaction so that Option Holder may exercise the Option and may receive the rights, warrants, securities or assets which a holder of common stock on that date may receive.

4. Nature of Option Shares and Registration. The Option Shares will be issued by NDHI pursuant to exemptions from registration set forth in the Securities Act of 1933 for nonpublic sales of securities. Securities sold under exemption from registration cannot be resold without registration under the Securities Act of 1933 or an exemption thereof. Restrictions on transferability will be stated on any common stock certificates issued to the Option Holder on exercise of the Option.

   All Option Shares shall have the same rights and privileges as all other common shares issued by NDHI. In addition, the Option Holder shall be entitled to register the Option Shares in the event that NDHI registers its common stock for sale to the public (the "Piggyback Registration"). In the event the Corporation anticipates filing a registration statement with the SEC relating to a public sale of its common stock, it shall give notice thereof to the Option Holder who shall, within 20 days, inform the Corporation in writing of its exercise of its Piggyback Registration Rights. Upon such exercise, Piggyback Registration, Option Holder shall pay the additional cost, if any, of preparation and filing of the registration statement created by such Piggyback Registration of the Option Shares and shall provide such information, disclosures and warranties as may be reasonably required by registration
                                     -2-
counsel to NDHI.

5. Representations and Warranties of Option Holder. Option Holder hereby represents and warrants to NDHI as follows:

     a. Authority. Option Holder has the power and authority to enter into this Agreement. This Agreement, when executed and delivered by Option Holder, constitutes the legal, valid and binding obligation of Option Holder, enforceable against Option Holder in accordance with its terms, except as the enforceability thereof may be limited by creditors' rights generally or by general principles of equity. No, consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, Option Holder in connection with the execution and delivery of this Agreement by Option Holder or the consummation by Option Holder of the transactions contemplated hereby. The execution and delivery of this Agreement by Option Holder, and Option Holder's consummation of the transactions contemplated hereby, does not conflict with, or result in the breach of, any law or regulation of any governmental authority applicable to Option Holder or any material agreement to which Option Holder is a party.

     b. Securities Act. Any Option Shares purchased by Option Holder pursuant to his or her exercise of the Option, will be acquired for investment only and not with a view to any public distribution thereof, and Option Holder will not offer to sell or otherwise dispose of any Option Shares so acquired by it in violation of the registration requirements of the United States Securities Act of 1933, as amended.

6. Representations and Warranties of NDHI. NDHI hereby represents and warrants to Option Holder as follows:

     a. Authority. NDHI has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by NDHI of this Agreement, and the consummation by NDHI of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of NDHI. This Agreement has been duly executed and delivered by NDHI and constitutes a valid and binding obligation of NDHI enforceable against NDHI in accordance with its terms, except as the enforceability thereof may be limited by creditors' rights generally or by general principles of equity. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, NDHI in connection with the execution and delivery of this Agreement by NDHI or the consummation by NDHI of the transactions contemplated hereby. The execution and delivery of this Agreement by NDHI, and NDHI's consummation of the transactions contemplated hereby, does not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to NDHI or any material agreement to which NDHI is a party.

     b. Upon delivery by NDHI to Option Holder of any Option Shares pursuant to the terms of this Agreement, and upon the receipt by Option Holder of such Option Shares, good and valid title to such Option Shares will pass to Option Holder, free and clear of all liens, encumbrances and charges, other than those arising from acts of Option Holder.
                                 -3-

7. Assignment. Subject to limitations of the Securities Act, Option Holder shall have the right to assign all or any portion of his or her rights, interests and/or obligations under this Agreement, to any person, including to a lender as collateral security or to a lender or any other person or entity as an outright assignment, in his or her sole discretion, without the prior consent of NDHI. The Option Holder will give NDHI notice of any such assignment, but the failure to give such notice shall not affect the validity of any such assignment. Upon the request of the Option Holder, NDHI will acknowledge the validity of any such assignment for the benefit of any such assignee, however, failure by NDHI to provide such acknowledgment or the lack of any such acknowledgment by NDHI shall not affect the validity of any such assignment. Subject to the provisions of this Section 7, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns.

8.   General Provisions.

     a. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable.

     b. Expenses. Whether or not the Option is exercised, all costs and expenses incurred in connection with the Stock Option, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

     c. Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

     d. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested), to the parties at the addresses set forth below or at such other address as any party may from time to time furnish to the other party hereto in writing:


           (1)   if to NDHI, to:

                 ND Holdings, Inc.
                 1 North Main Street
                 Minot, ND 58703
                 Attention: President


           (2)   if to Option Holder, to

                 -----------------------

                 -----------------------

Service of any such notice shall be deemed to be effected when received.
                                    -4-


     e. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including' are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     f. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     g. Entire Agreement. This Agreement (i) constitutes the entire agreement of the parties hereto with respect to the subject matter specified herein and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     h. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of North Dakota (without regard to conflict of law principles).

     i. Partial Invalidity. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     j. Indemnification. NDHI and Option holder each hereby indemnify and hold harmless the other from and against, and agrees to defend the other from and reimburse such other party for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorneys' fees and other reasonable legal costs and expenses) which such other party may at any time suffer or incur, or become subject to, as a result of or in connection with its failure to perform any of its covenants or agreements under this Stock Option Agreement or any suit, action, or other proceeding brought by any person arising out of or in any way related thereto.
                                  -5-

   IN WITNESS WHEREOF, NDHI and Option Holder have signed, or caused this Agreement to be signed, by officers thereunto duly authorized, all as of the date first written above.

ND Holdings, Inc.

By:-----------------------
Its President

Option Holder

--------------------------


--------------------------


   THIS STOCK OPTION AGREEMENT IS ISSUED IN RELIANCE OF EXEMPTIONS FROM REGISTRATION PROVIDED BY PROVISIONS OF THE SECURITIES ACT OF 1933 PROVIDING EXEMPTIONS FOR NONPUBLIC SALES OF SECURITIES. SECURITIES SOLD UNDER EXEMPTION FROM REGISTRATION CANNOT BE RESOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR AN EXEMPTION THEREOF. THIS AGREEMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND THEREFORE CANNOT BE RESOLD UNLESS IT
IS REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.
                                 -6-


Exhibit F


ND Holdings, Inc.
1 North Main Street
Minot, ND  58703


   Re:     Stock Purchase Agreement

Ladies and Gentlemen:

   We have acted as counsel for the Company and the Shareholder in connection with the Stock Purchase Agreement dated January 15, 2002 (the "Purchase Agreement"), between and among ND Holdings, Inc., a North Dakota corporation (the "Buyer"), Capital Financial Services, Inc., a Wisconsin Corporation, (the "Company") and Geoffrey Legler and Charles G. Hartman, individuals and respectively, the sole shareholder and option holder of the Company (jointly and severally the "Shareholder") and the transactions contemplated thereby.

   This opinion is rendered to you pursuant to terms of the Purchase Agreement. Terms not otherwise defined in this opinion shall have the meanings assigned to such terms in the Purchase Agreement.

   In rendering this opinion, we have reviewed such documents and made such other investigation as we have deemed appropriate. As to matters of fact material to the opinions expressed herein, we have relied on the representations contained in the Purchase Agreement and certificates of public officials and officers of the Company. We have not independently established the facts so relied on. In rendering this opinion we have also reviewed the following documents and made such other investigation as noted below:

     1.   Articles of Incorporation of the Company, as amended.

     2.   The Purchase Agreement and the executed counterparts thereto;

     3. The disclosure schedules delivered by the Company and the Shareholder pursuant to the Purchase Agreement dated January 15, 2002 (the "Disclosure Schedule").

     4. Certificates of the Company and the Shareholder, dated as of January 15, 2002, executed by the Company and the Shareholder.

   In addition, in rendering this opinion, we have assumed the following: (a) the representations and warranties in the Purchase Agreement and the factual matters set forth in any other certificates, instruments or agreements executed in connection with the Purchase Agreement or delivered to us are true, correct and not misleading; (b) the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of all natural persons, and the due execution and delivery of all documents (except as to due execution and delivery by the Company and the Shareholder) where due execution and delivery are a prerequisite to the effectiveness thereof; (c) each party to the Purchase Agreement, other than the Company and the Shareholder, is duly organized, validly existing and in good standing under its jurisdiction of organization and is in good standing in each such jurisdiction in which the conduct of its business or its ownership or leasing of property currently requires that it qualify as a foreign entity, with the organizational power to perform its obligations under the Agreement to which it is a party, each such party has complied with any applicable requirement to file tax returns and pay taxes in each jurisdiction in which it is required to do so, each such party has validly authorized, executed and delivered the Purchase Agreement and the Purchase Agreement constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms; and (d) there are no agreements, written or oral, among any of the parties to the Purchase Agreement that modify, waive, amend or affect the terms of the Purchase Agreement, and neither the execution of the Purchase Agreement nor the consummation of the transactions provided for therein contravenes any applicable law of any jurisdiction.

   Based upon and subject to the foregoing, and subject in all respects to the assumptions, qualifications and limitations set forth herein as well as the express disclosures made by the Company and the Shareholder in the Disclosure Schedule, we are of the opinion that:

     1. The Company is a Corporation validly existing under the laws of the State of Wisconsin which has properly filed an annual report for its most recently completed year and has not filed articles of dissolution.

     2. The Company has the requisite corporate power and authority to own, lease, and operate its assets and property and to conduct its business as now being conducted.

     3. The Company has the corporate power to make, execute and deliver the Purchase Agreement and each other agreement, document and instrument to be executed and delivered by the Company pursuant to the Purchase Agreement (collectively, the "Documents") and to perform the obligations thereunder.
The execution and delivery of the Purchase Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action.

     4. The Shareholder has the authority to make, execute and deliver the Purchase Agreement and each other agreement, document and instrument to be executed and delivered by the Shareholder pursuant to the Documents and to perform its obligations thereunder.

     5. The Purchase Agreement has been duly executed and delivered by the Company and the Shareholder and constitutes the valid and binding obligation of the Company and the Shareholder, enforceable against the Company and the Shareholder in accordance with its terms.

     6. Except as set forth in the Purchase Agreement and the Disclosure Schedule, the execution and delivery of the Purchase Agreement by the Company and the Shareholder does not, and, as of the effective date, the consummation of the transactions contemplated hereby will not, (a) result in any violation of, or default under (with or without notice or lapse of time, or both) (i) any provision of the Articles of Incorporation of the Company, (ii) to our knowledge, any material contract or agreement except as and to the extent listed on the Disclosure Schedule, or (iii) to our knowledge, any judgment or order of any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, or any applicable law, rule or regulation, or (b) to our knowledge and except as set forth on the Disclosure Schedule, require the consent of any party to any contract.
                                     2

     7. All Documents required to be delivered by the Company and the Shareholder have been duly executed and delivered and constitute the legal, valid and binding obligations of the Company and the Shareholder, and each is enforceable in accordance with its respective terms.

   The opinions expressed above are subject to the following additional qualifications, limitations and assumptions:

   A. The opinions expressed herein are limited in all respects to matters governed by the laws of the United States of America and the laws of the State of Wisconsin, and we express no opinion concerning the laws, rules or regulations of any other jurisdiction or jurisdictions.

   B. To the extent any opinion is rendered herein with respect to the enforceability of any agreement, we express no opinion as to (1) the effect on such enforceability of applicable federal or state bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting relief of debtors or the enforcement of the rights of creditors; (2) the effect on such enforceability of laws governing specific performance, injunctive relief, fraudulent sales and/or conveyances, preferences or other equitable remedies;
(3) the extent to which the enforceability of obligations in the Purchase Agreement may be subject to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or law, and a court applying such principles may refuse to enforce, or may limit the application of, a contract or any clause thereof; (4) the extent to which enforcement of indemnification and arbitration provisions contained in the Purchase Agreement may be limited by applicable law; and (5) the enforceability of any of the agreements attached as exhibits to the Purchase Agreement.

   C. We have not served as counsel to the Company and the Shareholder since its inception and have acted as counsel to the Company and the Shareholder only with respect to certain corporate matters and the rendering of these opinions. Accordingly, we may not have knowledge of all matters of fact or law relating to the Company and the Shareholder that may be relevant in connection with the opinions herein. Whenever a statement herein is qualified by "to our knowledge," or "known to us," or the like, our opinion is, with your permission, based solely on the certificates of the Shareholder and the Company and the current conscious awareness of facts or other information of the attorneys currently with our firm who have represented the Company and the Shareholder in connection with the transactions contemplated by the Purchase Agreement and of any other attorneys currently with our firm whom we have determined are likely, in the course of representing any of said parties, to have knowledge of the matters covered by this opinion. Any alteration of those facts may adversely affect our opinions. Except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement (including, without limitation, any search of litigation filings in any court), and any limited inquiry undertaken by us during the preparation of this letter should not be regarded as such an investigation. No inference as to our actual knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company and the Shareholder.
                                  3

   D. We express no opinion herein as to compliance or non-compliance with federal or state securities laws, including but not limited to, the antifraud or antitrust provisions of any state or federal securities statute, law, rule or regulation.

   E. Our opinion set forth in paragraphs 1 and 2 above is based solely on the certificates referenced above as to the legal existence and incorporation of the Company in the State of Wisconsin.

   F. We have not reviewed, and express no opinion as to, provisions in the Documents, other agreements or instruments relating to (i) financial covenants or similar provisions requiring financial calculations or determinations to ascertain whether there is any such conflict, (ii) provisions relating to the occurrence of a "material adverse event" or words of similar import or (iii) parol evidence bearing on interpretation or construction of the provisions of such agreements and instruments. Moreover, to the extent that any of the Company and the Shareholder's agreements and instruments are governed by the laws of any jurisdiction other than the State of Wisconsin, our opinion relating to those agreements and instruments is based solely upon the plain meaning of their language without regard to interpretation or construction that might be indicated by the laws governing those agreements.

This opinion is furnished to you solely for your benefit in connection with the Purchase Agreement and the transactions contemplated thereby and is not to be made available to or relied upon by any other person, firm or entity for any purpose without our express prior written consent.



                                                Very truly yours,


                                                /s/Quarles & Brady LLP
                                                Quarles & Brady LLP



Exhibit G - Form of Noncompete Agreement

                          NONCOMPETE AGREEMENT
   THIS NONCOMPETE AGREEMENT ("Agreement") dated as of January 15, 2002 by and between ND Holdings, Inc. ("Parent"), together with its subsidiary, Capital Financial Services, Inc., a Wisconsin Corporation and NASD Regulation, Inc. member Broker Dealer, with a principal place of business at 1 North Main, Minot, North Dakota 58703 ("Broker Dealer"), as one party and Geoffrey
Legler and Charles G. Hartman, individuals residing in the state of Wisconsin (jointly and severally "Seller") as the other party.

                       W I T N E S S E T H :
   WHEREAS, the parties hereto are also parties to that certain Stock Purchase Agreement dated the date hereof in which Seller as the former sole shareholder of Broker Dealer sold its entire interest in Broker Dealer to Parent;

   WHEREAS, Seller has access to certain proprietary and/or confidential information of Broker Dealer or clients of Broker Dealer; and

   WHEREAS, Seller and Broker Dealer desire to prevent the dissemination, unauthorized disclosure or misuse of such information or competition from Seller in the business of Broker Dealer,

   NOW, THEREFORE, the parties hereto mutually agree as follows:

   1.   Covenant Not to Solicit:
        During a period of five years commencing on the date hereof Seller shall not directly or indirectly induce or attempt to induce any employees or registered representatives associated with Broker Dealer to leave the employ of Broker Dealer, or, except as provided in Section 2 below, solicit the business of any client or customer of Broker Dealer or any consultant to Broker Dealer.

   2.   Covenant Not to Compete:
        During a period of five years commencing on the date hereof within those states listed in Schedule 2.2 of the Stock Purchase Agreement, Seller shall not, except as a passive investor in less than 5% percent of the equity securities of a publicly held company, own or control an interest in, or act as principal to any firm or corporation (i) engaged in a venture or business operation substantially similar to that of the Broker Dealer or (ii) which
                                   1

is in direct or indirect competition with the Broker Dealer within the United States of America, its territories and possessions. Nothing in this Agreement shall prohibit or limit Seller from engaging in: (a) any insurance wholesaling business (including business with the Broker Dealer or its representatives or agents), (b) any business with any of Seller's existing clients, as described in EXHIBIT A to this Agreement (which shall be provided to Broker Dealer within 60 days of the date hereof) or (c) any business with a client that is not an existing client of Seller but which was not otherwise obtained in violation of paragraph 1 of this Agreement.

   3.   Proprietary Information:
        (a) For purposes of this Agreement, "Proprietary Information" shall mean any information relating to the business of Broker Dealer that has not been publicly released by duly authorized representatives of Broker Dealer and shall include (but shall not be limited to) information encompassed in all proposals, marketing and sales plans, financial information, costs, pricing information, computer programs (including source code, object code, algorithms and models), customer information, customer lists, and all methods, concepts, know-how or ideas in or reasonably related to the business of Broker Dealer, confidential information belonging to Broker Dealer's customers or clients, all trademarks, computer programs, customer information, employee lists, products, procedure, copyrights, and developments created or developed by Broker Dealer prior to the term of this Agreement as a result of, or in connection with, Seller's previous ownership of Broker Dealer. Seller agrees to regard and preserve as confidential all Proprietary Information which it may possess in any form.

        (b) Seller will not, without written authority from Broker Dealer to do so, which authority shall not be unreasonably withheld, directly or indirectly, use any Proprietary Information for Seller's benefit or purposes, nor disclose any Proprietary Information to others. Seller recognizes that all such Proprietary Information, whether developed by Seller or by someone else during the time of Seller's previous ownership or Broker Dealer, is the sole and exclusive property of Broker Dealer.
                                  2

   4.   Saving Provision:
        Seller expressly agrees that the covenants set forth in this Agreement are being given to Broker Dealer in connection with the sale by Seller of its equity interest in Broker Dealer to Parent, and that such covenants are intended to protect Broker Dealer against competition by Seller, within the terms stated, to the fullest extent deemed reasonable and permitted in law and equity. In the event that the foregoing limitations upon the conduct of Seller are beyond those permitted by law, such limitations, both as to time and geographical area, shall be, and be deemed to be, reduced in scope and effect to the maximum extent permitted by law. Non-compliance with any one paragraph of this Agreement shall not have an effect on the validity of any other part of this Agreement.

   5.   Injunctive Relief:
        Seller acknowledges that disclosure of any Confidential Information or breach of any of the non-competitive covenants or agreements contained herein will give rise to irreparable injury to Broker Dealer or clients of Broker Dealer, inadequately compensable in damages. Accordingly, Broker Dealer or, where appropriate a client of Broker Dealer, may seek and obtain injunctive relief against the breach or threatened breach of the foregoing undertakings, in addition to any other legal remedies which may be available. Seller further acknowledges and agrees that the covenants contained herein are necessary for the protection of the Broker Dealer's legitimate business interests and are reasonable in scope and content.

   6.   Term:
        This Agreement shall commence on the date hereof and shall terminate five years thereafter.

   7.   Governing Law:
        The Agreement shall be construed in accordance with the laws of the State of North Dakota.

   8.   General:
        This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement may be modified only by an instrument in writing signed by both parties hereto. Any notice to be given under this Agreement shall be sufficient if it is in writing and is sent by certified or registered mail to Seller, at their principal place of business address or otherwise as directed by Seller, from time to time or to Broker Dealer at its principal office, attention of the President, or otherwise as directed by Broker Dealer, from time to time.
                                    4


        IN WITNESS WHEREOF, the undersigned have set their hands.

Seller                  ND Holdings, Inc.       Capital Financial Services, Inc.


/s/Geoffrey Legler      By:/s/Richard Olson     By:/s/Geofferey Legler
-----------------       -------------------     ----------------------
Geoffrey Legler         Title: President        Title: President


/s/Charles G. Hartman
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Charles G. Hartman